CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
December 4, 2008

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 4, 2008 04:30 PM Pacific Time

Incorporation Number: **C0840889**

Recognition Date and Time: Continued into British Columbia on December 4, 2008 04:30 PM Pacific Time

NOTICE OF ARTICLES

N e of Company:

MANTRA VENTURE GROUP LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
#1820 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

Delivery Address:
#1820 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#1820 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

Delivery Address:
#1820 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Kristof, Larry

Mailing Address:
#1205 207 WEST HASTINGS STREET
VANCOUVER BC V6B 1H7
CANADA

Delivery Address:
#1205 207 WEST HASTINGS STREET
VANCOUVER BC V6B 1H7
CANADA

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	With a Par Value of 0.00001 American (United States of America) Dollar(s) each Without Special Rights or Restrictions attached
2.	20,000,000	Preferred Shares	With a Par Value of 0.00001 American (United States of America) Dollar(s) each Without Special Rights or Restrictions attached